FUND USE ONLY

                                                              Account Number


                                    PRINCOR IRA APPLICATION



A. Account
   Registration    ______________________________________________________
   (Please print)  First Name        Middle Initial               Last

                   ______________________________________________________
                   Street address

                   ______________________________________________________
                   City         State               Zip
                   Home phone #
                   (______)____________________________

                   Daytime/business phone #
                   (______)____________________________

                   Date of birth ________________________
                                  Mo.           Day    Yr.

                   Social Security # ____________________

                   Are you subject to backup withholding?
                   __ Yes         __ No

                   Are you a U.S. Citizen?   __ Yes   __ No
                   If you are a resident alien, attach IRS Form 1078. If you are a nonresident alien, specify country of residence and attach IRS Form W-8
                   ______________________________


B. Source of Rollover   Source of assets to be rolled over:
   Assets               ________________________________________________________
(Note: This application  Name of plan                Principal Mutual Contract #
is used only for IRAs
established with rollovers
from retirement plans
administered by Principal    If you are over age 70 1/2, you must receive
Mutual Life Insurance        distributions from this plan under IRS regulations.
Company. For all other       The Required Minimum Distribution (RMD) for this
IRAs, use Form MM-394.)      year may not be included in the rollover.

                             __ Please indicate if you have begun to receive distributions from the previous plan.

C. Investment Direction
I elect to invest the assets rolled over from my employer's retirement plan as follows:
        PRINCOR FUND                              ROLLOVER INVESTMENT
 __   Balanced Fund, Inc.  (305)                     $           or           %
 __   Blue Chip Fund, Inc. (310)                     $           or           %
 __   Bond Fund, Inc.      (315)                     $           or           %
 __   Capital Accumulation Fund, Inc. (320)          $           or           %
 __   Cash Management Fund, Inc. (325)               $           or           %
 __   Emerging Growth Fund, Inc. (330)               $           or           %
 __   Government Securities Income Fund, Inc. (335)  $           or           %
 __   Growth Fund, Inc.     (340)                    $           or           %
 __   High Yield Fund, Inc. (345)                    $           or           %
 __   Limited Term Bond Fund, Inc.  (347)            $           or           %
 __   Utilities Fund, Inc.  (350)                    $           or           %
 __   World Fund, Inc.      (355)                    $           or           %
                                                TOTAL                 100%

D. Decline Telephone
   Transaction Services

 __ Please check if you DO NOT wish to authorize telephone transaction services.
    (Telephone transaction services automatically apply if box is not checked.)
    Note: All distribution requests from IRA accounts must be in writing on forms provided by Princor.

E. Automatic Exchange Election
   (See Prospectus for details)

Please complete to make the Automatic Exchange Election and authorize automatic exchanges as indicated below:


     Fund From Which   Exchange  (M)onthly or                    Dollar
     Exchange is Made    Date    (Q)uarterly  Receiving Fund     Amount
   1.                                                           $
   2.                                                           $
   3.                                                           $
__ Check here if exchange is from Class A shares of the Cash Management Fund to Class R shares of another fund.

F.  Investor
      Information
      (This Section Must
      Be Completed)

Investment objective(s):
__ Long-Term Growth __ Growth and Income __  Current Income
Estimated Income (in thousands for current tax year)
__ Under $25     __ $25-$50      __ $51-$100      __ Over $100
Approximate Net Worth (in thousands)
__ Under $25     __ $25-$50      __ $51-$100      __ $101-$250    __  Over $250
Tax Bracket  _________% Occupation:_____________________________________________
Other Investments (amount) $_______________invested in__________________________
Are you an associated person of an NASD member firm?  __ No   __ Yes
________________________________________________________________________________
Name and address of Member Firm

G.    Beneficiary Instructions
      (If not completed we will
      assume the estate of the
      investor to be the beneficiary
      which may result in adverse
      tax consequences at death. If
      you have additional
      beneficiaries, please attach a
      separate list.)

Primary Beneficiaries

At your death, the assets in this Princor IRA will be distributed to the primary beneficiary(ies) named below. If two or more primary beneficiaries are named, they will receive equal amounts unless you specify otherwise. If one of the named primary beneficiaries dies before you, that person's share will be distributed proportionately among the surviving primary beneficiaries, unless you select one of the following options:

__ If a primary beneficiary dies before you, that person's share will be distributed to their surviving lineal descendants in equal shares; OR
__ If a primary beneficiary dies before you, that person's share will be distributed to your estate.
     Name                          Relationship    Social Security #     %
_________________________________  _____________   _________________  _________
_________________________________  _____________   _________________  _________
_________________________________  _____________   _________________  _________
Secondary Beneficiaries

If no primary beneficiary survives you, the secondary beneficiary(ies) will receive the assets in your account, in equal shares unless you specify otherwise.
     Name                          Relationship    Social Security #     %
_________________________________  _____________   _________________  _________
_________________________________  _____________   _________________  _________
_________________________________  _____________   _________________  _________
Are you married?   __ Yes   __ No

H.  Signature

     I hereby establish a Princor IRA account and appoint Principal Mutual Life Insurance Company as custodian. I direct that contributions be invested as authorized in Section C, and designate the individual(s) in Section G as my beneficiary(ies). I have received and read the prospectus, Custodial Agreement, IRA Disclosure Statement and this application and agree to all their terms and conditions. I acknowledge that I am responsible for determining the deductibility of any contributions that may be made in the future to my account. I certify that I have satisfied all rules applicable to this rollover distribution, and I irrevocably elect to treat this Qualified Plan distribution as nontaxable and ineligible for any special tax treatment that may otherwise be available. I consent to an annual maintenance fee as provided in the Custodial Agreement. I understand the investment objective(s) of the Princor Fund(s) for which I am applying and believe such to be compatible with my investment objective(s). I understand that telephone transaction services (which includes telephone exchange services) apply unless I have specifically declined them on this application and that I bear the risk of loss resulting from any fraudulent telephone transaction (including telephone exchange) request. I certify under penalty of perjury that the Social Security number shown in Section A is correct.

________________________________________________________________________________
                          Participant's Signature Date

I. To Be Completed
   by Selling Firm

Dealer's Name __________________________________________________________________

By _____________________________________________________________________________
                         Authorized Signature of Dealer

Home Office Address ____________________________________________________________

City, State, Zip _______________________________________________________________

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Address of Office Servicing Account:



City  __________________________________________________________________________

State, Zip _____________________________________________________________________

Telephone  _____________________________________________________________________

================================================================================

           Checks payable to "Principal Mutual Life Insurance Company as custodian FBO (Participant's name) IRA."

                          Mail this completed form to:
                     Princor Financial Services Corporation
                             Attention: Princor IRA
                                 P.O. Box 10423
                             Des Moines, Iowa 50306